Exhibit 4.13

This instrument prepared by and to be returned to:

JAMES L. ESTES, JR., ESQUIRE

TECO ENERGY, INC.

702 North Franklin Street

Tampa, Florida 33602

TAMPA ELECTRIC COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION,

                                                     Trustee.

NINETEENTH SUPPLEMENTAL INDENTURE

Dated as of August 7, 2007.

SUPPLEMENTAL TO INDENTURE OF MORTGAGE

Dated as of August 1, 1946.

This is a Security Agreement covering Personal Property as well as a

Mortgage upon Real Estate and Other Property

This Nineteenth Supplemental Indenture does not secure any new or additional indebtedness and is not subject to

Florida documentary stamp tax or

Florida intangible tax.

THIS NINETEENTH SUPPLEMENTAL INDENTURE, dated as of August 7, 2007 between Tampa Electric Company, as Debtor (its Federal tax number being 59-0475140), a Florida corporation (hereinafter sometimes called the “Company”), whose mailing address is P.O. Box 111, Tampa, Florida 33601, and the address of whose principal place of business is 702 North Franklin Street, Third Floor, TECO Plaza, Tampa, Florida 33602, party of the first part, and U.S. Bank National Association (hereinafter sometimes called the “Trustee”), successor State Street Bank and Trust Company (formerly State Street Trust Company), as Mortgagee and Secured Party (its Federal tax number being 31-0841368), a national banking association, having a corporate trust office at One Federal Street, Boston, Massachusetts 02110, as Trustee, party of the second part.

WHEREAS, the Company has heretofore executed and delivered to the State Street Trust Company as Trustee and First Savings & Trust Company of Tampa, as Co-Trustee (the Trustee and Co-Trustee being hereinafter sometimes collectively called the “Trustees”) an Indenture of Mortgage dated as of August 1, 1946 (hereinafter called the “Original Indenture”), to secure, as provided therein, its bonds (in the Original Indenture and herein called the “Bonds”), to be designated generally as its “First Mortgage Bonds”, and to be issued in one or more series as provided in the Original Indenture; and

WHEREAS, the Company has heretofore executed and delivered to the Trustees eighteen indentures supplemental (hereinafter sometimes called the “Existing Supplemental Indentures”) including a Sixteenth Supplemental Indenture dated as of October 30, 1992 (the “Sixteenth Supplemental Indenture”) to the Original Indenture and additional notices of extension of lien of indenture (hereinafter sometimes called the “Extension Notices”) for the purpose of better assuring, mortgaging and confirming unto the Trustees certain additional property acquired by the Company since the execution and delivery of the Original Indenture which by the terms of the Original Indenture is or is intended to be subject to the lien thereof; and

WHEREAS, the Original Indenture, the Existing Supplemental Indentures and the Extension Notices heretofore delivered have been recorded in the public records of the counties as specified on Schedule 1 attached hereto and made a part hereof; and

WHEREAS, pursuant to the Original Indenture, as so supplemented and as supplemented by the Sixteenth Supplemental Indenture, there have been executed, authenticated and delivered and there were last outstanding $75,000,000 aggregate principal amount of 7  3/4% First Mortgage Bonds Series due 2022, being all of the Bonds heretofore issued which remained outstanding, and all of same have been redeemed; and

WHEREAS, by resignation dated December 31, 1993, and accepted by the Company and the Trustee on January 5, 1994, Barnett Banks Trust Company, N.A., successor Co-Trustee, resigned as Co-Trustee, and no Co-Trustee has been appointed; and

WHEREAS, by resignation effective as of October 29, 2003, State Street Bank and Trust Company resigned as trustee, and effective on that date, (i) the Company appointed U.S. Bank National Association as successor Trustee and (ii) U.S. Bank National Association accepted the appointment as successor Trustee; and

WHEREAS, the Company desires to execute and deliver this Nineteenth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of modifying the covenants and agreements of the Company contained in the Original Indenture, such modifications of covenants and agreements of the Company to be effective immediately but only for so long as no new Bonds have been issued (the Original Indenture as supplemented and modified by the aforesaid eighteen and this Nineteenth Supplemental Indenture being herein sometimes called the “Indenture”); and

WHEREAS, all acts and proceedings required by law and the Charter and Bylaws of the Company necessary to constitute the Indenture a valid and binding mortgage and deed of trust for the security of the Bonds, in accordance with the terms of the Indenture and the terms of the Bonds, have been done and performed; and the execution and delivery of this Nineteenth Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, for the purposes aforesaid and in pursuance of the terms and provisions of the Indenture, the Company has executed and delivered this Nineteenth Supplemental Indenture, and in consideration of the sum of $1 to the Company duly paid by the Trustee at or before the ensealing and delivery hereof and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company hereby covenants to and with the Trustee and its successors in the trust under the Indenture, for the equal and pro rata benefit and security of all future holders of all Bonds to be issued under the Indenture, and of the coupons thereto appertaining, without preference, priority or distinction whatsoever, as follows:

ARTICLE ONE.

Mortgage of Property Constructed or Acquired Since the Date of

Execution and Delivery of the last Supplemental Indenture or Notice and Extension of Lien of Indenture.

In order further to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and further to secure the performance and observance of all the covenants and conditions of said Bonds and in the Original Indenture, in the Existing Supplemental Indentures and in this Nineteenth Supplemental Indenture contained, for the consideration above expressed and for and in consideration of the premises and of the mutual covenants herein contained, the Company does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee, and to its successors in the trust under the Indenture and to their assigns forever, all property, real, personal or mixed (other than excepted property), of the character described in Clauses II to VI, inclusive, of the Granting Clauses of the Original Indenture now owned of record or otherwise by the Company, acquired since the date of execution and delivery of the last Extension Notice or which may hereafter be constructed or acquired by it, but subject to all exceptions, reservations and matters of the character therein referred to, and expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted by Paragraphs B through I of Granting Clause VII of the Original Indenture and all property released or otherwise disposed of pursuant to the provisions of the Indenture.

The Company may, pursuant to the provisions of Granting Clause VI of the Original Indenture, as supplemented, subject to the lien and operation of the Indenture all or any part of the property excepted from the lien and operation thereof by Granting Clause VII of the Original Indenture, as supplemented.

If upon the happening of any default as defined in Article Twelve of the Original Indenture, the Trustee or a receiver or trustee shall enter upon and take possession of the trust estate, the Trustee or such receiver or trustee may, to the extent permitted by law, at the same time likewise take possession of any and all of the property of the character specifically excepted under the heading “Excepted Property” of Granting Clause VII of the Original Indenture, other than Paragraph G thereof, then on hand and use and administer the same to the same extent as if such property were part of the trust estate, unless and until such default shall be remedied or waived and possession of the trust estate restored to the Company.

TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to their assigns, forever;

SUBJECT, HOWEVER, to the exceptions, reservations, restrictions, conditions, limitations, covenants and matters contained in all deeds and other instruments whereunder the Company has acquired any of said property, to permitted encumbrances as defined in Subsection B of Section 1.07 of the Original Indenture, as supplemented and modified, and, with respect to any property which the Company may hereafter acquire, to any liens for unpaid portions of the purchase money placed thereon at the time of such acquisition;

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons authenticated and delivered under the Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Original Indenture, so that, subject to said Section 12.28, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery of the Original Indenture;

AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions hereinafter set forth and declared.

ARTICLE TWO.

No Bonds Presently Outstanding.

The total aggregate principal amount of First Mortgage Bonds of the Company last issued and outstanding under the provisions of and secured by the Indenture was Seventy-Five Million Dollars ($75,000,000) principal amount of First Mortgage Bonds, 7- 3/4% Series due 2022 (the “Last Issued Bonds”).

Prior to the execution and delivery of this Nineteenth Supplemental Indenture, the Company gave the Trustee an irrevocable instruction to redeem the Last Issued Bonds and such redemption has been completed. Therefore, as of the date hereof, there are no Bonds that are “outstanding” as defined in Section 1.02E of the Original Indenture. Notwithstanding the redemption of the Last Issued Bonds and the fact that no Bonds are currently outstanding, it is the Company’s intention and, as permitted by Section 16.01 of the Original Indenture, the Company’s instruction to the Trustee that the Indenture not be cancelled or discharged unless and until the Company makes specific request therefor. Prior to the delivery of any such written request, the Company waives any requirement that the Trustee deliver or record any discharges of this Indenture.

Additional Bonds of any other Series established after the execution and delivery of this Nineteenth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Original Indenture, as supplemented and modified.

ARTICLE THREE.

Amendment of Certain Provisions Relating to the Trustee.

Section 3.01. Amendment to Section 15.01. The first sentence of Section 15.01 of the Original indenture is hereby deleted and replaced with the following:

The Trustee shall at all times be a corporation organized and doing business under the laws of the United States, or of any State or the District of Columbia, with a combined capital and surplus of at least $50,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority.

Section 3.02. Amendment to Section 15.23. The first sentence of Section 15.23 of the Original indenture is hereby deleted and replaced with the following:

Any corporation into which the Trustee or the Co-Trustee may be merged or with which either of them may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee or the Co-Trustee shall be a party or any corporation to which substantially all the corporate trust business of the Trustee or the Co-Trustee may be transferred, provided such corporation shall be eligible under the provisions of Section 15.01 and qualified under Section 15.13, shall be the successor Trustee or Co-Trustee, as the case may be, under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding.

Section 3.03. Appointment of U.S. Bank National Association as Successor Trustee. Notwithstanding the provisions of Section 15.17 of the Original Indenture, the holders of Bonds shall not have the right to appoint a successor Trustee in place of U.S. Bank National Association, appointed by the Company as successor Trustee in accordance with Section 15.17 of the Original Indenture.

ARTICLE FOUR.

Miscellaneous.

Section 4.01. This Nineteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to and in modification of the Original Indenture, and shall form a part thereof, and, as heretofore supplemented and hereby supplemented and modified, the Original Indenture is hereby confirmed. All terms used in this Nineteenth Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

Section 4.02. All recitals in this Nineteenth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall, except as hereinabove modified, be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 4.03. Although this Nineteenth Supplemental Indenture is dated for convenience and for the purpose of reference as of August 7, 2007, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

Section 4.04. In order to facilitate the recording or filing of this Nineteenth Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, Tampa Electric Company has caused this Nineteenth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries; and said U.S. Bank National Association in token of its acceptance of the trust hereby created has caused this Nineteenth Supplemental Indenture to be signed in its corporate name and behalf by its President, one of its Vice Presidents or one of its Assistant Vice Presidents; all as of the day and year first above written.

TAMPA ELECTRIC COMPANY

By	/s/ G. L. Gillette
Name:	G. L. Gillette
Title:	Senior Vice President-Finance and CFO

(SEAL)

Attest:

/s/ D. E. Schwartz
Name:	D. E. Schwartz
Title:	Secretary

Signed, sealed and delivered on behalf of TAMPA ELECTRIC COMPANY, in the presence of

/s/ Bonnie Graves
Print Name:	Bonnie Graves

/s/ Phyllis Morais
Print Name:	Phyllis Morais

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Paul D. Allen
Name:	Paul D. Allen
Title:	Vice President

(U.S. BANK NATIONAL ASSOCIATION HAS NO SEAL)

Signed and delivered on behalf of
U.S. BANK NATIONAL ASSOCIATION in the presence of

/s/ Alison D.B. Nadeau
Print Name:	Alison D.B. Nadeau

/s/ David W. Doucette
Print Name:	David W. Doucette

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH, SS.:

Before the undersigned, a Notary Public in and for said State and County, duly qualified, commissioned and sworn, personally came G. L. Gillette and D. E. Schwartz, each to me well known to be the identical persons described in and who executed and attested, respectively, the foregoing instrument and to be a Vice President and Secretary respectively of TAMPA ELECTRIC COMPANY, the corporation described in and which executed said instrument; and the said G. L. Gillette acknowledged and declared that he as a Vice President of said corporation and being duly authorized by it, freely and voluntarily signed its name and caused its corporate seal to be affixed to and executed said instrument in the name of, for and on behalf of said corporation and as and for its act and deed, and did not take an oath. And the said D. E. Schwartz, acknowledged and declared that he as Secretary of said corporation, being duly authorized by it, freely and voluntarily affixed the corporate seal of said corporation to said instrument and executed and attested said instrument in the name of, for and on behalf of said corporation and as and for its act and deed, and did not take an oath.

IN TESTIMONY WHEREOF, I do hereunto set my hand and official seal at the City of Tampa in said State and County, this 7th day of May, A.D. 2007.

/s/ Denise A. Millovitch

Print Name:	Denise A. Millovitch

Notary Public

My Commission Expires:	12/07/2009

(SEAL)

COMMONWEALTH OF MASSACHUSETTS,

COUNTY OF SUFFOLK, SS.:

Before the undersigned, a Notary Public in and for said Commonwealth and County, duly qualified, commissioned and sworn, personally came Paul D. Allen to me well known to be the identical persons described in and who executed and attested, respectively, the foregoing instrument and to be a Vice President of U.S. BANK NATIONAL ASSOCIATION, the corporation described in and which executed said instrument; and the said Paul D. Allen acknowledged and declared that he as a Vice President of said corporation and being duly authorized by it, freely and voluntarily signed its name to and executed said instrument in the name of, for and on behalf of said corporation and as and for its act and deed, and did not take an oath.

IN TESTIMONY WHEREOF, I do hereunto set my hand and official seal at the City of Boston in said Commonwealth and County, this 28th day of August, A.D. 2007.

/s/ Jordan D. Musser

Print Name:	Jordan D. Musser

Notary Public

My Commission Expires:	May 3, 2013

(SEAL)

SCHEDULE 1

to Nineteenth Supplemental Indenture dated as of August 7, 2007

FLORIDA COUNTIES IN WHICH THE ORIGINAL INDENTURE AND SUPPLEMENTAL

INDENTURES HAVE BEEN RECORDED:

Hillsborough County

Manatee County

Pasco County

Pinellas County

Polk County

Highlands County

Hardee County